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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                               September 14, 1999
                Date of Report (Date of earliest event reported)

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                          LOUISIANA-PACIFIC CORPORATION
             (Exact name of registrant as specified in its charter)

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       Delaware                      1-7107                  93-0609074
(State of incorporation)    (Commission file number)       (IRS employer
                                                       identification number)

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                  111 S.W. Fifth Avenue, Portland, Oregon 97204
          (Address of principal executive offices, including zip code)

                                 (503) 221-0800
              (Registrant's telephone number, including area code)

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Item 2. Acquisition or Disposition of Assets.

      On September 14, 1999 (the "Effective Date"), Louisiana-Pacific Acquisition Inc. (the "Offeror"), a wholly owned subsidiary of Louisiana-Pacific Corporation ("Louisiana-Pacific"), completed a tender offer (the "Offer") for all outstanding shares ("Shares") of Le Groupe Forex Inc., a Quebec company ("Forex"), at Cdn. $33.00 per Share (the "Offer Consideration"). The Offeror acquired approximately 95.9% of the outstanding Shares in the Offer. Louisiana-Pacific intends to take appropriate steps to acquire all untendered Shares at the same price as promptly as practicable. The Offer was made pursuant to a Circular Bid, a copy of which (excluding certain schedules thereto) is filed as Exhibit 99.1 to this report and incorporated herein by this reference.

      Louisiana-Pacific agreed to make the Offer, directly or through a wholly owned subsidiary, pursuant to an amended and restated support agreement, dated August 12, 1999 (the "Support Agreement"), between Louisiana- Pacific and Forex. Concurrently with entering into the Support Agreement, Louisiana-Pacific entered into an amended and restated lock-up agreement (the "Lock-Up Agreement") with certain persons (collectively, the "Shareholder Group") who owned approximately 42.4% of the Shares outstanding (on a fully diluted basis). Pursuant to the Lock-Up Agreement, the members of the Shareholder Group agreed, among other things, to tender their Shares pursuant to the Offer. The Support Agreement and the Lock-up Agreement are filed as Exhibits 2.1 and 2.2, respectively, to this report and incorporated herein by this reference.

      The Offer Consideration was determined through arm's-length negotiations between representatives of Louisiana-Pacific and representatives of Forex and the Shareholder Group. The aggregate purchase price for all Shares is approximately Cdn. $760,000,000 (U.S. $517,000,000 on the basis of the exchange rate in effect on the Effective Date). With respect to Shares purchased in the Offer, approximately Cdn. $524,000,000 was paid on the Effective Date and approximately Cdn. $198,000,000 is payable in four equal annual installments, together with interest thereon. The portion, if any, of the purchase price for untendered Shares that will be payable on a deferred basis had not been determined as of the date of this report.

      Funding of the portion of the Offer Consideration paid on the Effective Date was provided from a combination of Louisiana-Pacific's existing cash balances and borrowings under a new $300 million loan facility with Bank of America, N.A. and a new $250 million loan facility with Centric Capital Corporation. The agreements under which these loan facilities were made available are filed as Exhibits 99.2 and 99.3, respectively, to this report and incorporated herein by this reference.

      Forex is one of the largest North American producers of oriented strand board. Forex's tangible assets include land, buildings and improvements, machinery and equipment and furniture and fixtures. Louisiana-Pacific presently intends, in general, to continue using such assets in the conduct of Louisiana-Pacific's oriented strand board business.

Item 5. Other Events.

      On August 24, 1999, Louisiana-Pacific issued a press release announcing its agreement to purchase Evans Forest Products, Ltd. A copy of the press release is filed as Exhibit 99.4 to this report and is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired. The financial statements and accountants' report required to be filed by Item 7(a) of Form 8-K will be filed by an amendment to this report no later than November 28, 1999.

      (b) Pro Forma Financial Information. The pro forma financial information required to be filed by Item 7(b) of Form 8-K will be filed by an amendment to this report no later than November 28, 1999.

      (c)   The following exhibits are filed herewith:


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2.1   Amended and Restated Support Agreement, dated August 12, 1999, between
      Louisiana-Pacific and Forex (incorporated herein by reference to Exhibit
      2.1 to the Current Report on Form 8-K filed by Louisiana- Pacific on August 18, 1999).

2.2 Amended and Restated Lock-up Agreement, dated August 12, 1999, among Louisiana-Pacific and each of the parties identified in Schedule B thereof (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Louisiana-Pacific on August 18, 1999).

99.1 Circular Bid, dated August 16, 1999, of the Offeror (incorporated herein by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Louisiana-Pacific on August 18, 1999).

99.2 Letter Agreement, dated September 8, 1999, between the Offeror and Bank of America, N.A., together with related Guaranty Agreement by Louisiana-Pacific in favor of Bank of America, N.A.

99.3 Loan Agreement, dated September 10, 1999, between the Offeror and Centric Capital Corporation, together with related Guaranty of Louisiana-Pacific in favor of Centric Capital Corporation.

99.4  Press release, dated August 24, 1999, issued by Louisiana-Pacific.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    LOUISIANA-PACIFIC CORPORATION


                                    By: /s/ Gary C. Wilkerson
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                                        Gary C. Wilkerson
                                        Vice President and General Counsel


Date: September 29, 1999


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